Nasdaq: HMST 2nd Quarter 2025 July 28, 2025

Important Disclosures Forward-Looking Statements This presentation includes forward-looking statements, as that term is defined for purposes of applicable securities laws, our industry, our future financial performance, business plans and expectations. These statements are, in essence, attempts to anticipate or forecast future events, and thus subject to many risks and uncertainties. These forward-looking statements are based on our management's current expectations, beliefs, projections, and related to future plans and strategies, anticipated events, outcomes, or trends, as well as a number of assumptions concerning future events, are not historical facts and are identified by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will,” “would” and similar expressions. Forward-looking statements in this presentation include, among other matters, statements regarding expected timing for the closing of the pending Merger (defined below)and anticipated business plans and strategies. Readers should note, however, that all statements in this presentation other than assertions of historical fact are forward-looking in nature. These statements are subject to risks, uncertainties, assumptions and other important factors set forth in our SEC filings, including but not limited to our Annual Report on Form 10-K for the year ended December 31, 2024 and our Quarterly Report on Form 10-Q for the Quarter ended March 31, 2025. Many of these factors and events and their impact on the volatility in our stock price and shareholders’ response to those events and factors are beyond our control. Such factors could cause actual results to differ materially from the results discussed or implied in the forward-looking statements. These risks include but not limited to the following: (1) our ability to successfully consummate the pending merger (the "Merger") with Mechanics Bank ("Mechanics") and the timing for such completion, (2) the ability of HomeStreet and Mechanics to obtain required governmental approvals of the Merger, (3) the failure to satisfy the closing conditions in the definitive Agreement and Plan of Merger, dated as of March 28, 2025 (the “Merger Agreement”), or any unexpected delay in closing the Merger, (4) the ability to achieve expected cost savings, synergies and other financial benefits from the Merger within the expected time frames and costs or difficulties relating to integration matters being greater than expected, (5) the diversion of management time from core banking functions due to Merger-related issues; (6) potential difficulty in maintaining relationships with customers, associates or business partners as a result of the announced Merger; (7) changes in the interest rate environment and in expectation of reduction in short-term interest rates; (8) changes in the U.S. and global economies, including business disruptions, reductions in employment, inflationary pressures and an increase in business failures, specifically among our customers, and global trade disputes, including the imposition of tariffs by the U.S. and counterneasures by foreign governments; (9) our ability to control operating costs and expenses; (10) our ability to attract and retain key members of our senior management team; (11) changes in deposit flows, loan demand or real estate values may adversely affect our business; (12) there may be increases in competitive pressure among financial institutions or from non-financial institutions; (13) our ability to obtain regulatory approvals or non-objection to take various capital actions, including the payment of dividends by us or the Bank; (14) the timing and occurrence or non-occurrence of events may be subject to circumstances beyond our control; (15) our credit quality and the effect of credit quality on our credit losses expense and allowance for credit losses and impact the adequacy of our allowance for credit losses; (16) changes in accounting principles, policies or guidelines may cause our financial condition to be perceived or interpreted differently; (17) legislative or regulatory changes that may adversely affect our business or financial condition, including, without limitation, changes in corporate and/or individual income tax laws and policies, changes in privacy laws, and changes in regulatory capital or other rules, and the availability of resources to address or respond to such changes; (18) general economic conditions, either nationally or locally in some or all areas in which we conduct business, or conditions in the securities markets or banking industry, may be less favorable than what we currently anticipate; (19) challenges our customers may face in meeting current underwriting standards may adversely impact all or a substantial portion of our rate-lock loan activity we recognize; (20) technological changes may be more difficult or more expensive than what we anticipate; (21) a failure in or breach of our operational or security systems or information technology infrastructure, or those of our third-party providers and vendors, including due to cyber-attacks; (22) success or consummation of new business initiatives may be more difficult or expensive than what we anticipate; (23) staffing fluctuations in response to product demand or the implementation of corporate strategies that affect our work force and potential associated charges; and (24) litigation, investigations or other matters before regulatory agencies, whether currently existing or commencing in the future, may delay the occurrence or non-occurrence of events longer than what we anticipate. A discussion of factors, risks and uncertainties that could affect our financial results, operations and objectives is also contained in the “Risk Factors” section of the Company’s Form 10- K, Form10-Qs and in current reports on Form 8-K the Company files with the SEC. Actual results may fall materially short of our expectations and projections, and we may be unable to execute on our strategic initiatives, or we may change our plans or take additional actions that differ in material ways from our current intentions. Accordingly, we can give no assurance of future performance, and you should not rely unduly on forward-looking statements. All forward-looking statements are based on information available to us as of the date hereof, and we do not undertake to update or revise any forward-looking statements for any reason. As used in this presentation, "HMST," "HomeStreet," the "Company," "we," "us," "our," or similar references refer to HomeStreet, Inc., a Washington corporation, and its consolidated subsidiary, HomeStreet Bank (the "Bank"). Non-GAAP Financial Measures This presentation contains supplemental financial information determined by methods other than in accordance with U.S. generally accepted accounting principles ("GAAP"). Information on any non-GAAP financial measures such as core measures or tangible measures referenced in this presentation, including a reconciliation of those measures to GAAP measures, may also be found in the appendix, our SEC filings, and in the earnings release available on our web site. p. 1

Highlights and Developments p. 2 Quarterly Results • Net loss of $4.4 million, or $0.23 per share • Core net loss of $3.1 million, or $0.16 per share(1) • HomeStreet Bank net income, $0.7 million • Net interest margin of 1.90% • Deposit balances during the first six months of 2025 (excluding broker deposits): – Total balances remained stable – Noninterest bearing deposits increased slightly • Uninsured deposits were $604 million as of June 30, 2025 (10% of total deposits) • Nonperforming assets to total assets: 0.76% on June 30, 2025 • Book value per share: $21.30 on June 30, 2025 • Tangible book value per share of $20.97(1) on June 30, 2025 Profitability Plan Implemented – Tracking to return to core profitability in 2025 (1) See appendix for reconciliation of these non-GAAP financial measures. Strategic Matters • Merger with Mechanics Bank, estimated to close in the third quarter of 2025

Seattle Metro Washington Oregon Idaho Utah California Hawaii Southern California Retail deposit branches (55) Primary stand-alone insurance office (1) Primary stand-alone lending centers (3)HomeStreet p. 3 The number of offices depicted does not include satellite offices that have a limited number of staff which report to a manager located in a separate primary office. • Seattle-based diversified commercial & consumer bank – company founded in 1921 • Serving customers throughout the western United States • Total assets $7.6 billion Market Focus: • Seattle / Puget Sound • Southern California • Portland, OR • Hawaiian Islands • Idaho/Utah(Single Family Construction Lending)

p. 4 • Low level of uninsured deposits • Diversified deposit base • Continuing ability to attract new deposit clients • Strong on balance sheet and contingent Liquidity • Loan originations focus is on variable rate products Funding Overview

p. 5 Diversified Deposit Base: • The average balance of our noninterest-bearing consumer deposit accounts as of June 30, 2025, was $8,000 and overall average consumer deposit account balance was $30,000. • The average balance of our noninterest-bearing business deposit accounts as of June 30, 2025, was $62,000 and overall average business deposit account balance was $97,000. • As a percentage of our deposit portfolio, our top ten customers make up only 3.7% of our total deposit balances. • Uninsured deposits of $604 million as of June 30, 2025 (10% of total deposits) Continuing ability to attract new deposit clients • Our branch system added 131 new business customers in Q2 2025. • Commercial banking added 36 new customers in Q2 2025. Liquidity: • Our on-balance sheet liquidity as of June 30, 2025, was 21%. • Our available contingent liquidity borrowing sources ($5.4 billion) equal to 92% of the total amount of deposits outstanding as of June 30, 2025. Liquidity Considerations

$8.86 $8.73 $8.72 $7.50 $7.27 4.59% 4.56% 4.53% 4.65% 4.60% $5.0 $5.5 $6.0 $6.5 $7.0 $7.5 $8.0 $8.5 $9.0 2Q24 3Q24 4Q24 1Q25 2Q25 Investment Securities Loans Average Yield Interest-Earning Assets p. 6 Average Balances $ Billions Average Rate Percent $29.7 $28.6 $29.6 $33.2 $33.9 1.37% 1.33% 1.38% 1.82% 1.90% 10 15 20 25 30 35 40 2Q24 3Q24 4Q24 1Q25 2Q25 Net Interest Income Net Interest Margin Net Interest Income & Margin $ Millions $7.37 $7.22 $7.25 $6.11 $5.90 3.87% 3.90% 3.79% 3.47% 3.33% 2.77% 2.77% 2.65% 2.42% 2.30% $4.0 $4.5 $5.0 $5.5 $6.0 $6.5 $7.0 $7.5 2Q24 3Q24 4Q24 1Q25 2Q25 Total Borrowings Interest Bearing Deposits Average Rate Period End Cost of Deposits Interest-Bearing Liabilities Average Balances $ Billions 19% 20% 19% 21% 20% 32% 31% 30% 33% 33% 34% 37% 39% 41% 43% 15%, 12%, 12%, 5%, 4%, $- $1 $2 $3 $4 $5 $6 $7 $8 2Q24 3Q24 4Q24 1Q25 2Q25 Brokered Deposits Time Deposits Interest-Bearing Transaction & Savings Deposits Noninterest-Bearing Transaction & Savings Deposits Deposits Period End Balances $ Billions $6.53 $6.44 $6.41 $6.09 $5.86

$13.2 $11.1 $10.7 $12.1 $15.1 $0 $10 $20 2Q24 3Q24 4Q24 1Q25 2Q25 Net Gain on Single Family Loan Sales Net Gain on Commercial & CRE Loan Sales(1) Loan Servicing Income Deposit Fees Other Noninterest Income p. 7 $ Millions Other consists of BOLI, SBIC, insurance agency commissions, swap income, gain (loss) on sale of securities, and other miscellaneous income (1) Excludes $88.8 million extraordinary loss on loan sale in the fourth quarter of 2024

Noninterest Expense p. 8 $ Millions 1.0% 2.0% 3.0% 4.0% 5.0% $5 $6 $7 $8 $9 $10 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 Average Assets Core Noninterest Expenses Noninterest Expenses Noninterest Expense compared to Average Assets Noninterest Expenses, annualized $50.9 $49.2 $44.0 $49.1 $47.8 840 819 792 766 750 ($10) $0 $10 $20 $30 $40 $50 $60 2Q24 3Q24 4Q24 1Q25 2Q25 Loss on Debt Extinguishment and Merger Expenses General, Administrative and Other Information services Occupancy Compensation & Benefits FTE

C&I (1) 10% CRE Perm Nonowner 9% Multifamily 49% Construction All Types 7% Home Equity & Other 7% Single Family 18% Loan Portfolio – June 30, 2025 p. 9 A highly diversified loan portfolio by product and geography. Multifamily 73% Industrial 5% Office 8% Retail 7% Other 7% Permanent CRE by Property Type: $3.7 Billion (1) Custom Home Construction 8% Multifamily Construction 11% CRE 2% Residential Construction 59% Land & Lots 20% Construction by Property Type: $426 Million Loan Composition: $5.9 Billion (1) - Includes owner occupied CRE

HomeStreet

Permanent Commercial Real Estate Lending Overview June 30, 2025

Geographical Distribution (Balances)



CA Los Angeles County
CA Other
Oregon
Other
WA King/Pierce/Snohomish
WA Other
11%
4%
43%
15%
9%
18%
Multifamily
9%
15%
42%
30%
2%
2%
Industrial / Warehouse
15%
18%
15%
46%
5%
1%
Office
2%
20%
49%
16%
6%
7%
Retail
7%
16%
28%
32%
5%
12%
Other

Loan Characteristics

Multifamily
- Up To 30 Year Term
- $30MM Loan Amt. Max
- ≥ 1.15 DSCR
- Avg. LTV @ Orig. ~ 60%

Industrial / Warehouse
- Up To 15 Year Term
- $30MM Loan Amt. Max
- ≥ 1.25 DSCR
- Avg. LTV @ Orig. ~ 56%

Office
- Up To 15 Year Term
- $30MM Loan Amt. Max
- ≥ 1.25 DSCR
- Avg. LTV @ Orig. ~ 64%

Retail
- Up To 15 Year Term
- $30MM Loan Amt. Max
- ≥ 1.25 DSCR
- Avg. LTV @ Orig. ~ 54%

Other
- Additional property types are reviewed on a case by case basis
- Includes acquired loan types
- Examples include: hotels, schools, churches, marinas

6/30/2025 Balances Outstanding Totaling $3.7 Billion

Multifamily
- Balance: $2.7B
- % of Balances: 73%
- Portfolio Avg. LTV ~ 56%(1)
- Portfolio Avg. DSCR ~ 1.51x
- Avg. Loan Size: $5.7M
- Largest Dollar Loan: $48.0M

Industrial / Warehouse
- Balance: $183M
- % of Balances: 5%
- % Owner Occupied: 50%
- Portfolio LTV ~ 45%(1)
- Portfolio Avg. DSCR ~ 2.00x
- Avg. Loan Size: $2.6M
- Largest Dollar Loan: $21.3M

Office
- Balance: $293M
- % of Balances: 8%
- % Owner Occupied: 30%
- Portfolio LTV ~ 49%(1)
- Portfolio Avg. DSCR ~ 1.66x
- Avg. Loan Size: $2.2M
- Largest Dollar Loan: $23.2M

Retail
- Balance: $252M
- % of Balances: 7%
- % Owner Occupied: 25%
- Portfolio LTV ~ 44%(1)
- Portfolio Avg. DSCR ~ 1.81x
- Avg. Loan Size: $3.0M
- Largest Dollar Loan: $14.8M

Other
- Balance: $262M
- % of Balances: 7%
- % of Owner Occupied: 30%
- Portfolio LTV ~ 46%(1)
- Portfolio Avg. DSCR ~ 1.81x
- Avg. Loan Size: $5.7M
- Largest Dollar Loan: $32.4M

- **HomeStreet lends across the full spectrum of commercial real estate lending types, but is deliberate in its effort to achieve diversification among property types and geographic areas to mitigate concentration risk.**
- **"Other" category includes loans secured by Schools ($52.3 million), Hotels ($10.4 million), and Churches ($7.8 million).**

(1) Property values as of origination date.

p. 10

Construction Lending Overview
June 30, 2025

Seattle Metro | Puget Sound Other | WA Other | Portland Metro | OR Other | Hawaii | California | Utah | Idaho | Other: AZ, CO

Geographical Distribution (Balances)


3%
5%
12%
7%
73%
Custom Home Construction


23%
77%
Multifamily


100%
CRE


19%
14%
7%
21%
5%
29%
1%
4%
Residential Construction


14%
37%
9%
7%
13%
20%
Land and Lots

Loan Characteristics

Custom Home Construction
- 12 Month Term
- Consumer Owner Occupied
- Borrower Underwritten similar to Single Family

Multifamily
- 18-36 Month Term
- ≤ 80% LTC
- Minimum 15% Cash Equity
- ≥ 1.20 DSC
- Avg. LTV @ Orig. ~ 76%
- Liquidity and DSC covenants

CRE
- 18-36 Month Term
- ≤ 80% LTC
- Minimum 15% Cash Equity
- ≥ 1.25 DSC
- ≥ 50% pre-leased office/retail
- Avg. LTV @ Orig. ~ 40%
- Liquidity and DSC covenants

Residential Construction
- 12-18 Month Term
- LTC: ≤ 95% Presale & Spec
- Leverage, Liquid. & Net Worth Covenants as appropriate
- Avg. LTV @ Orig. ~ 70%

Land and Lots
- 12-24 Month Term
- ≤ 50% -80% LTC
- Strong, experienced, vertically integrated builders
- Avg. LTV @ Orig. ~ 68%

6/30/2025 Balances Outstanding Totaling $426 Million

Custom Home Construction
- Balance: $34M
- Unfunded Commitments: $16M
- % of Balances: 8%
- % of Unfunded Commitments: 5%
- Avg. Loan Size: $917K
- Largest Dollar Loan: $2.2M

Multifamily
- Balance: $45M
- Unfunded Commitments: $1M
- % of Balances: 11%
- % of Unfunded Commitments: 1%
- Avg. Loan Size: $22.6M
- Largest Dollar Loan: $34.7M

CRE
- Balance: $8M
- Unfunded Commitments: $10M
- % of Balances: 2%
- % of Unfunded Commitments: 3%
- Avg. Loan Size: $4.1M
- Largest Dollar Loan: $7.5M

Residential Construction
- Balance: $252M
- Unfunded Commitments: $257M
- % of Balances: 59%
- % of Unfunded Commitments: 85%
- Avg. Loan Size: $525K
- Largest Dollar Loan: $14.2M

Land and Lots
- Balance: $87M
- Unfunded Commitments: $18M
- % of Balances: 20%
- % of Unfunded Commitments: 6%
- Avg. Loan Size: $1.2M
- Largest Dollar Loan: $7.3M

Construction lending is a broad category that includes many different loan types, which possess different risk profiles. HomeStreet lends across the full spectrum of construction lending types.

p. 11

Single Family Lending and Home Equity Line of Credit (HELOC) Overview June 30, 2025 p. 12 Single family Loan Characteristics • Balance: $1.06B • $82.87M Gov't Guaranteed • $289.95M Conventional Fixed Rate • $687.17M Conventional Variable Rate • Average Term Remaining: 283 Months • Average Term Remaining Conventional Variable Rate: 299 Months • Average Current LTV: 62.27% • DTI Initial: 31.62% • Average Loan Size: $531 thousand • Largest Dollar Loan: $2.5M • Average Current Interest Rate 4.202% • Balance: $426.15M • Available Line: $626.03M • Average Loan Size: $74K • Largest Loan Size: $1M • Average FICO: 770 • Portfolio CLTV: 61.96% • Average Current Interest Rate: 8.286% 30% 14%30% 5% 2% 4% 12%1% 2% Single Family Geographical Distribution (Balances) Single Family Lending 30% 20%10% 6% 3% 2%1% 27% 1% 1% Home Equity Line of Credit Seattle Metro Puget Sound Other WA Other Portland Metro OR Other Hawaii California Utah Idaho Other: AZ, CO HELOC Geographical Distribution (Balances) HELOC Loan Characteristics

Commercial Business Lending Overview Commercial Business Balances by Industry Type as of June 30, 2025 p. 13 21% 16% 14%13% 10% 6% 5% 4% 4% 7% Health Care and Social Assistance Finance and Insurance Wholesale Trade Manufacturing Construction Professional, Scientific and Technical Services Information Administrative and Support and Waste Management and Remediation Services Public Administration All Other $286M

The content Operational Metric: Net Promotor Score  We are pleased to announce that we achieved a Net Promotor Score (NPS) of 53 in 2024– exceeding the bank industry benchmark for the ninth consecutive year.  The NPS is a measure of customer satisfaction calculated based on responses to a single question: How likely is it that you would recommend HomeStreet Bank to a friend or colleague? To calculate the bank’s latest NPS rating, we surveyed 33,000 checking customers and received more than 1,500 survey responses. 14 37 50 56 60 53 44 40 38 2016 2017 2018 2019 2020 2021 2022 2023 HomeStreet Bank Net Promoter Score NPS Bank Industry NPS**

Appendix

Results of Operations

HomeStreet

$ Thousands, Except Per Share Data	Quarter Ended				
	June 30, 2025	Mar. 31, 2025	Dec. 31, 2024	Sep. 30, 2024	June 30, 2024
Net Interest Income	$33,870	$33,221	$29,616	$28,619	$29,701
Provision for Credit Losses	6,000	1,000	-	-	-
Noninterest Income	15,100	12,136	(78,124)	11,058	13,227
Noninterest Expense	47,751	49,108	43,953	49,166	50,931
Net income (loss)					
Before Income Tax (Benefit) Expense	(4,781)	(4,751)	(92,461)	(9,489)	(8,003)
Total	(4,412)	(4,465)	(123,327)	(7,282)	(6,238)
Net Income (Loss) per fully diluted share	($0.23)	($0.24)	($6.54)	($0.39)	($0.33)
Core Net Income (Loss)[1]					
Total	($3,050)	($2,866)	($5,140)	($5,999)	($4,341)
Net Income (Loss) per fully diluted share	($0.16)	($0.15)	($0.27)	($0.32)	($0.23)
ROAA - annualized	(0.23%)	(0.23%)	(5.38%)	(0.32%)	(0.27%)
Core ROAA [1] - annualized	(0.16%)	(0.15%)	(0.22%)	(0.26%)	(0.19%)
ROAE - annualized	(4.4)%	(4.5)%	(92.7)%	(5.4)%	(4.8)%
Core ROAE[1] - annualized	(3.0%)	(2.9%)	(3.9%)	(4.5%)	(3.3%)
ROATE[1] - annualized	(4.1)%	(4.2)%	(93.7)%	(5.1)%	(4.5)%
Core ROATE[1] - annualized	(2.7)%	(2.5)%	(3.5)%	(4.2)%	(3.0)%
Net Interest Margin	1.90%	1.82%	1.38%	1.33%	1.37%
Efficiency Ratio [1]	93.2%	102.9%	115.6%	118.7%	111.9%
Full-Time-Equivalent Employees	750	766	792	819	840
Tier 1 Leverage Ratio (Bank)	8.74%	8.46%	7.30%	8.59%	8.44%
Total Risk-Based Capital (Bank)	13.66%	13.40%	13.02%	13.41%	13.29%
Common Equity Tier 1 Capital (Bank)	12. 76%	12.61%	12.27%	12.75%	12.62%
Tier 1 Leverage Ratio (Company)	6.78%	6.62%	5.77%	7.04%	6.98%
Total Risk-Based Capital (Company)	12.65%	12.48%	12.23%	12.70%	12.67%
Common Equity Tier 1 Capital (Company)	8.78%	8.76%	8.62%	9.50%	9.49%

p. 16

(1) See appendix for reconciliation of these non-GAAP financial measures.

HomeStreet

Selected Balance Sheet and Other Data

	As of:				
$ Thousands, except per share data	**June 30, 2025**	**Mar. 31, 2025**	**Dec. 31, 2024**	**Sep. 30, 2024**	**June 30, 2024**
Loans Held For Sale	$48,783	$34,734	$20,312	$38,863	$29,781
Loans Held for Investment, net	5,887,333	6,023,582	6,193,053	7,294,603	7,340,309
Allowance for Credit Losses	45,806	39,634	38,743	38,651	39,741
Investment Securities	1,030,981	1,055,318	1,057,006	1,158,035	1,160,595
Total Assets	**7,609,323**	**7,803,631**	**8,123,698**	**9,201,285**	**9,266,039**
Deposits	5,857,284	6,090,495	6,413,021	6,435,404	6,532,470
Borrowings	1,040,000	1,000,000	1,000,000	1,896,000	1,886,000
Long-Term Debt	225,316	225,223	225,131	225,039	224,948
Total Shareholders' Equity	**402,981**	**400,751**	**396,997**	**538,315**	**520,117**
Other Data:					
Book Value per Share	$21. 30	$21.18	$21.05	$28.55	$27.58
Tangible Book Value per Share[1]	$20.97	$20.83	$20.67	$28.13	$27.14
Shares Outstanding	18,920,808	18,920,808	18,857,565	18,857,565	18,857,565
Loans to Deposit Ratio (Bank)	101.1%	99.3%	96.8%	113.5%	112.6%
Asset Quality:					
Delinquencies[2]	1.11%	1.09%	1.06%	0.69%	0.66%
ACL to Total Loans[3]	0.78%	0.66%	0.63%	0.53%	0.55%
ACL to Nonaccrual Loans	82.9%	71.0%	70.4%	95.9%	109.3%
Nonaccrual Loans to Total Loans	0.93%	0.92%	0.88%	0.55%	0.49%
Nonperforming Assets to Total Assets	0. 76%	0. 75%	0. 71%	0. 47%	0.42%
Nonperforming Assets	$58,052	$58,611	$57,814	$43,320	$39,374

(1) See appendix for reconciliation of this non-GAAP financial measure.
(2) Total past due and nonaccrual loans as a percentage of total loans held for investment.
(3) This ratio excludes balances insured by the FHA or guaranteed by the VA or SBA.

p. 17

Loans Held for Investment Balance Trend p. 18 $ Millions June 30, 2025 Mar. 31, 2025 Dec. 31, 2024 Sep. 30, 2024 June 30, 2024 Non-owner Occupied CRE $509 9% $545 9% $571 9% $591 8% $613 8% Multifamily 2,895 49% 2,934 49% 2,992 48% 3,951 54% 3,935 54% Construction / Land Development 426 7% 437 7% 473 8% 535 7% 531 7% Total CRE Loans $3,830 65% $3,916 65% $4,036 65% $5,077 69% $5,079 69% Owner Occupied CRE $324 5% $340 5% $362 6% $365 5% $372 5% Commercial Business 286 5% 299 5% 312 5% 346 5% 377 5% Total C&I Loans $610 10% $639 10% $674 11% $711 10% $749 10% Single Family $1,060 18% $1,088 18% $1,109 18% $1,138 15% $1,152 16% Home Equity and Other 433 7% 420 7% 413 6% 407 6% 400 5% Total Consumer Loans $1,493 25% $1,508 25% $1,522 24% $1,545 21% $1,552 21% Total Loans Held for Investment $5,933 100% $6,063 100% $6,232 100% $7,333 100% $7,380 100%

Loan Originations and Advances Trend p. 19 $ Millions June 30, 2025 Mar. 31, 2025 Dec. 31, 2024 Sep. 30, 2024 June 30, 2024 Non-owner Occupied CRE $0 0% $4 2% $0 0% $0 0% $1 1% Multifamily 26 12% 2 1% 80 29% 49 17% 17 6% Construction / Land Development 134 59% 122 60% 123 44% 160 57% 153 54% Total CRE Loans $160 71% $128 63% $203 73% $209 74% $171 61% Owner Occupied CRE $2 1% $0 0% $4 2% $0 0% $1 0% Commercial Business 17 7% 26 13% 29 10% 13 5% 39 14% Total C&I loans $19 8% $26 13% $33 12% $13 5% $40 14% Single Family $4 2% $11 5% $6 2% $16 6% $33 12% Home Equity and Other 44 19% 39 19% 37 13% 42 15% 38 13% Total Consumer loans $48 21% $50 24% $43 15% $58 21% $71 25% Total $227 100% $204 100% $279 100% $280 100% $282 100%

Allowance for Credit Losses by Product Type p. 20 $ Thousands June 30, 2025 Mar. 31, 2025 Reserve Amount Reserve Rate Reserve Amount Reserve Rate Non-owner Occupied CRE $1,791 0.35% $1,658 0.30% Multifamily 18,948 0.65% 13,287 0.45% Construction/Land Development Multifamily Construction 1,159 2.57% 468 0.72% CRE Construction 71 0.59% 73 0.66% Single Family Construction 5,200 1.55% 5,704 1.74% Single Family Construction to Permanent 150 0.44% 140 0.45% Total CRE 27,319 0.71% 21,330 0.55% Owner Occupied CRE 610 0.19% 598 0.18% Commercial Business 11,150 3.96% 10,648 3.61% Total C&I 11,760 1.94% 11,246 1.77% Single Family 3,602 0.37% 3,702 0.37% Home Equity and Other 3,125 0.72% 3,356 0.80% Total Consumer 6,727 0.48% 7,058 0.50% Total Allowance for Credit Losses $45,806 0.78% $39,634 0.66% The reserve rate is calculated excluding balances related to loans that are insured by the FHA or guaranteed by the VA or SBA.

Non-GAAP Financial Measures $ Thousands, Except Per Share Data Quarter Ended June 30, 2025 Mar. 31, 2025 Dec. 31, 2024 Sep. 30, 2024 June 30, 2024 Tangible Book Value per Share Shareholders’ Equity $402,981 $400,751 $396,997 $538,315 $520,117 Less: Intangibles (6,184) (6,662) (7,141) (7,766) (8,391) Tangible Shareholders’ Equity $396,797 $394,089 $389,856 $530,549 $511,726 Common Shares Outstanding 18,920,808 18,920,808 18,857,565 18,857,565 18,857,565 Computed Amount $20.97 $20.83 $20.67 $28.13 $27.14 Tangible Common Equity to Tangible Assets Tangible Shareholders’ Equity $396,797 $394,089 $389,856 $530,549 $511,726 Tangible Assets Total Assets $7,609,323 $7,803,631 $8,123,698 $9,201,285 $9,266,039 Less: Intangibles (6,184) (6,662) (7,141) (7,766) (8,391) Net $7,603,139 $7,796,969 $8,116,557 $9,193,519 $9,257,648 Ratio 5.2% 5.1% 4.8% 5.8% 5.5% Core net income (loss) Net income (loss) $(4,412) $(4,465) $(123,327) $(7,282) $(6,238) Adjustments (tax effected) Loss on loan sale - - 67,058 - - Merger related expenses 1,362 1,599 (2,534) 1,283 1,897 Loss on debt extinguishment - - 353 - - Deferred tax asset allowance - - 53,310 - - Total $(3,050) $(2,866) $(5,140) $(5,999) $(4,341) Fully diluted shares 18,920,808 18,920,808 18,857,565 18,857,565 18,857,566 Computed amount ($0.16) ($0.15) ($0.27) ($0.32) ($0.23) p. 21

Non-GAAP Financial Measures (continued) $ Thousands, Except Per Share Data Quarter Ended June 30, 2025 Mar. 31, 2025 Dec. 31, 2024 Sep. 30, 2024 June 30, 2024 Return on Average Tangible Equity - annualized Average Shareholders’ Equity $403,629 $404,800 $529,299 $531,608 $522,904 Less: Average Goodwill and Other Intangibles (6,494) (6,976) (7,542) (8,176) (8,794) Average Tangible Equity $397,135 $397,824 $521,757 $523,432 $514,110 Core Net Income (Loss) (per above) ($3,050) ($2,866) ($5,140) ($5,999) ($4,341) Amortization of Core Deposit Intangibles (net of tax) 373 374 487 488 487 Tangible Income (Loss) Applicable to Shareholders ($2,677) ($2,492) ($4,653) ($5,511) ($3,854) Ratio (2.7%) (2.5%) (3.5%) (4.2%) (3.0%) Return on Average Assets - Annualized core Average Assets $7,644,356 $7,870,934 $9,127,103 $9,138,291 $9,272,131 Core Net Income (per above) ($3,050) ($2,866) ($5,140) ($5,999) ($4,341) Ratio (0.16%) (0.15%) (0.22%) (0.26%) (0.19%) Effective Tax Rate Used in Computations Above 22.0% 22.0% 22.0% 22.0% 22.0% p. 22

Non-GAAP Financial Measures (continued) $ Thousands Quarter Ended June 30, 2025 Mar. 31, 2025 Dec. 31, 2024 Sep. 30, 2024 June 30, 2024 Efficiency Ratio Noninterest Expense $47,751 $49,108 $43,953 $49,166 $50,931 Adjustments: Merger related expenses (1,746) (2,050) 3,249 (1,645) (2,432) Loss on debt extinguishment - - (452) - - State of Washington Taxes (382) (386) (157) (438) (463) Core noninterest expense $45,623 $46,672 $46,593 $47,083 $48,036 Total Revenues Net Interest Income $33,870 $33,221 $29,616 $28,619 $29,701 Noninterest Income 15,100 12,136 (78,124) 11,058 13,227 Loss on loan sale - - 88,818 - - Total Revenues $48,970 $45,357 $40,310 $39,677 $42,928 Ratio 93.2% 102.9% 115.6% 118.7% 111.9% p. 23

Non-GAAP Financial Measures (continued) p. 24 To supplement our unaudited condensed consolidated financial statements presented in accordance with GAAP, we use certain non- GAAP measures of financial performance. In this presentation, we use the following non-GAAP measures: (i) tangible common equity and tangible assets as we believe this information is consistent with the treatment by bank regulatory agencies, which exclude intangible assets from the calculation of capital ratios; (ii) core net income (loss) and effective tax rate on core net income (loss) before taxes, which excludes the loss on the sale of $990 million of multifamily loans in the fourth quarter of 2024 due to the unusual nature and size of the loan sale, the deferred tax asset valuation allowance recognized in the fourth quarter of 2024 because it is a significant unusual item, loss on debt extinguishment in the fourth quarter of 2024 and merger related expenses and the related tax impact as we believe this measure is a better comparison to be used for projecting future results; (iii) core noninterest expenses which excludes the loss on debt extinguishment in the fourth quarter of 2024 and merger related expenses as we believe this measure is a better comparison to be used for projecting future noninterest expenses; and (iv) an efficiency ratio which is the ratio of noninterest expense to the sum of net interest income and noninterest income, excluding certain items of income or expense considered non-core and excluding taxes incurred and payable to the state of Washington as such taxes are not classified as income taxes and we believe including them in noninterest expense impacts the comparability of our results to those companies whose operations are in states where assessed taxes on business are classified as income taxes. These supplemental performance measures, as well as additional measures derived from these supplemental performance measures may vary from, and may not be comparable to, similarly titled measures provided by other companies in our industry. Non-GAAP financial measures are not in accordance with, or an alternative for, GAAP. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. A non-GAAP financial measure may also be a financial metric that is not required by GAAP or other applicable requirements. We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by providing additional information used by management that is not otherwise required by GAAP or other applicable requirements. Our management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing our operating results and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate a comparison of our performance to prior periods. We believe these measures are frequently used by securities analysts, investors and other parties in the evaluation of companies in our industry. Rather, these non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures prepared in accordance with GAAP. We have provided reconciliations of, where applicable, the most comparable GAAP financial measures to the non-GAAP measures used in this presentation, or a reconciliation of the non-GAAP calculation of the financial measure.